SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             -----------------------
                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
        Date of Report (Date of Earliest Event Reported): March 31, 2005
                             -----------------------

                                    Castelle

             (Exact Name of Registrant as Specified in Its Charter)


                                   California

                 (State or Other Jurisdiction of Incorporation)



                000-22020                                  77-0164056

         (Commission File Number)              (IRS Employer Identification No.)


            855 Jarvis Drive
              Suite 100
       Morgan Hill, California                               95037

(Address of Principal Executive Offices)                   (Zip Code)



                                 (408) 852-8000

              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable

          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item     4.02 - Non-Reliance on Previously Issued Financial Statements or a
         Related Audit Report or Completed Interim Review

         On March 28, 2005, the Company completed a preliminary review of its accounting practices with respect to the classification of cost of service revenue, procedures for revenue recognition and accrual for paid-time-off, and determined that its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004 contain the following incorrect assumptions and interpretations:

           1. Classification of cost of service revenue

                  The Company has concluded that its historical classification of certain costs of service revenues did not conform to generally accepted accounting principles. Historically, such costs have been improperly included as a component of sales and marketing expenses on the Company's consolidated statements of operations; however under generally accepted accounting principles, such costs are required to be classified as cost of service revenues. Based on a preliminary analysis, the Company expects to reclassify approximately $700,000 in each of fiscal 2002 and 2003, and approximately $800,000 for the nine-months ended September 30, 2004 out of sales and marketing and include these amounts within cost of service revenues in its statements of operations. The reclassification will have no impact on reported revenue, net income (loss) and earnings (loss) per share for the respective periods. The misclassification, however, did result in gross profit and operating expenses being overstated by equal amounts. Consequently, the Company will restate its consolidated financial statements for fiscal 2002 and 2003 in its 2004 Form 10-K. The Company will also restate its unaudited quarterly consolidated financial statements for each of the 2003 and 2004 periods. The Company has concluded that the internal control deficiency that led to the errors in the historical classification of cost of service revenues is a "material weakness" as defined by the Public Company Accounting Oversight Board's Auditing Standard No. 2.

                  The Company's review of such costs was prompted in part by the receipt in November 2004 and thereafter of a series of comment letters issued by the Office of the Chief Accountant of the Securities and Exchange Commission to the Company.

           2. Revenue recognition related to extended support contracts and accrual for paid-time-off

                  The Company has determined based on a preliminary analysis that as a result of an internal control deficiency, service revenues attributable to extended support contracts were overstated by approximately $50,000, $35,000 and $40,000 for the nine-months ended September 30, 2004, fiscal 2003 and fiscal 2002, respectively. These amounts should have been deferred and recognized as service revenues in subsequent periods. Such errors were the result of inadequate procedures in place to correctly recognize sales related to deferred support contracts. The revenue overstatements represent less than 1% of the Company's total sales for the respective periods. In connection with their audit of the Company's consolidated financial statements for the year ended December 31, 2004, The Company's independent auditors, Grant Thornton LLP, concluded that the internal control deficiency that led to the aforementioned revenue recognition errors is a "material weakness" as defined by the Public Company Accounting Oversight Board's Auditing Standard No. 2.

                  The Company has also identified an error that resulted in an overstatement of its accrual for paid-time-off beginning in 2002 and continuing through 2004. Based on a preliminary
                                       2
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                  analysis, this error resulted in the overstatement of expenses by approximately $25,000 in the aggregate during fiscal 2002, 2003 and for the nine-months ended September 30, 2004.

                  The Company will restate its consolidated financial statements for fiscal 2002 and 2003 to correct for these errors. The restated financial statements will be included in the Company's 2004 Form 10-K. The Company will also restate the unaudited quarterly consolidated financial statements for each of the 2003 and 2004 periods.


         Both the Company's audit committee and management have discussed with Grant Thornton, the Company's Independent Registered Public Accounting Firm, and with PricewaterhouseCoopers LLP, the Company's predecessor Independent Registered Public Accounting Firm, the matters disclosed in this Current Report on Form 8-K.

         As a result of the material weaknesses described above, Company management will conclude that its disclosure controls and procedures were not effective as of December 31, 2004 and as of each date affected by the restatement.

         As a result of the pending restatement, the historical financial statements contained in Castelle's Annual Report on Form 10-K for the year ended December 31, 2003 and each of Castelle's Forms 10-Q for the year ended December 31, 2004 should no longer be relied upon.







                                    SIGNATURE
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2005

                                                 Castelle



                                             By: /s/ Paul W. Cheng

                                                 Paul W. Cheng

                                                 Vice President, Chief Financial